SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 6, 2008

FNBH BANCORP, INC.
(Exact name of registrant
as specified in charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File Number)	38-2869722 (IRS Employer Identification No.)

101 East Grand River Howell, Michigan (Address of principal executive office)	48843 (Zip Code)

Registrant’s telephone number, including area code: (517) 546-3150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Principal Officer.

        In connection with the appointment of the new CEO of FNBH Bancorp, Inc. (the "Corporation") described below, James R. McAuliffe, the Corporation's current President and Chief Executive Officer will resign as of May 12, 2008. Mr. McAuliffe will continue as an employee of the Corporation through the end of May to assist in the transition to the Corporation's new CEO and will be available during the month of June, on an hourly basis, for any additional transitional needs.

(c)	Appointment of Principal Officer.

        As of May 6, 2008, the Corporation appointed Ronald Long as President and Chief Executive Officer of the Corporation and the Bank, effective May 12, 2008. Mr. Long is 48 years old. Prior to his appointment as the Corporation's CEO, Mr. Long served as President and Chief Executive Officer of Independent Bank East Michigan, an affiliate of Independent Bank Corporation from 1993 to September 2007. Mr. Long worked in various capacities with Independent Bank Corporation since 1990, and served as an executive officer of that organization from 1993 until his termination of employment on January 28, 2008.

        There are no arrangements or understandings between Mr. Long and any other person pursuant to which he was selected as an officer of the Corporation or the Bank. Mr. Long is not related to any other executive officer or director of the Corporation or the Bank.

        There have been no transactions since January 1, 2007, nor are there any currently proposed transactions, to which the Corporation or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Long had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Regulation S-K.

        Mr. Long will receive an annual salary of $270,000. For his initial year of employment, he is eligible to receive a bonus based upon the performance of the Bank. Mr. Long will also participate in the Corporation's Long-Term Incentive Plan and is eligible to receive a target grant of restricted stock in an amount equal to 38% of his base salary, dependent upon the attainment of the Corporation's targeted return on equity and may be eligible to receive discretionary awards under the Plan. Any stock awards granted under the Plan will be subject to five year vesting at the rate of 20% per year. In addition to the foregoing, the Corporation will provide Mr. Long with $65,000 for relocation and related expenses incurred in connection with the initiation of his employment by the Corporation. He will also be provided various other fringe benefits, generally made available to the Corporation's employees, as well as a $700 per month automobile allowance and membership at Oak Point Country Club and Golf Course. In connection with the inception of his employment with the Corporation, Mr. Long executed and became a party to a Management Continuity Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

        Attached as Exhibit 10.1 is a copy of Mr. Long's Management Continuity Agreement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 6, 2008	FNBH BANCORP, INC. (Registrant) By: /s/ Janice Trouba —————————————— Janice Trouba Chief Financial Officer